                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

        NAME OF                                         JURISDICTION OF
       SUBSIDIARY                                        INCORPORATION
       ----------                                       ---------------
Cayenne Software GmbH ...............................   Germany

Bachman Information Systems Canada, Ltd. ............   Canada

Bachman International Ltd. ..........................   Delaware

Cayenne Software S.A.R.L. ...........................   France

Cayenne Software S.R.L. .............................   Italy

Bachman Information Systems Limited .................   United Kingdom

Bachman Securities Corporation ......................   Massachusetts

WindTunnel Software, Inc. ...........................   Delaware

CSI Acquisition Corporation .........................   Massachusetts

Cayenne Software Asia Pacific Pte. LTD. .............   Singapore

Cayenne Software Spain S.L. .........................   Spain

Cadre Technologies, Inc. ............................   Delaware

Cadre Technologies, International ...................   Oregon

Cadre Technologies S.A. .............................   Switzerland

Cadre Technologies, France S.A. .....................   France

Cadre Technologies GMBH .............................   Germany

Cayenne Software Pty Limited ........................   Australia

Cayenne Software Limited ............................   United Kingdom

Westmount Technologies B.V. .........................   Netherlands

Westmount U.S.A., Inc. ..............................   Delaware

Micro Case, Inc. ....................................   Delaware
